As filed with the Securities and Exchange Commission on May 7, 1997
                           Registration No. 333-21065

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------


                              ATWOOD OCEANICS, INC.
             (Exact Name of Registrant as specified in its charter)

                    TEXAS                                 76-1611874-7
       (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                  Identification No.)

                           15835 PARK TEN PLACE DRIVE
                              HOUSTON, TEXAS 77084
                                 (281) 492-2929
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                                ----------------

                                JAMES M. HOLLAND
                       SENIOR VICE PRESIDENT AND SECRETARY
                              ATWOOD OCEANICS, INC.
                           15835 PARK TEN PLACE DRIVE
                              HOUSTON, TEXAS 77084
                                 (281) 492-2929
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

       W. GARNEY GRIGGS, ESQ.                  KEITH FULLENWEIDER, ESQ.
      GRIGGS & HARRISON, P.C.                 VINSON & ELKINS L.L.P.
     1301 MCKINNEY, SUITE 3200         1001 FANNIN, 2300 FIRST CITY TOWER
       HOUSTON, TEXAS  77010                   HOUSTON, TEXAS  77002
          (713) 651-0600                          (713) 758-2222

                                ----------------

      Approximate date of commencement of proposed sale to the public: N/A

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

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
                          DEREGISTRATION OF SECURITIES

      Atwood Oceanics, Inc. (the "Registrant") previously filed Registration Statement No. 333-21065 on Form S-3, as amended (the "Registration Statement"), covering 1,725,000 shares of its common stock, $1.00 par value per share (the "Common Stock"). The offering contemplated by the Registration Statement was terminated on March 6, 1997. Accordingly, the Registrant hereby files this Post-Effective Amendment No. 1 to Registration Statement to deregister a total of 1,725,000 shares of its Common Stock originally registered by the Registration Statement which remained unsold as of the termination of the offering.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on May 7, 1997.

                                                ATWOOD OCEANICS, INC.

                                                By:  /s/  JOHN R. IRWIN
                                                          John R. Irwin
                                                    Director, President, and
                                                    Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                                          TITLE                                  DATE
   ---------                                          -----                                  ----
/s/       JOHN R. IRWIN                    Director, President and Chief Executive        May 7, 1997
         (John R. Irwin)                   Officer  (Principal Executive Officer)

/s/      JAMES M. HOLLAND
  (James M. Holland, Individually          Senior Vice President (Principal
   and as Attorney-in-fact for             Financial and Accounting Officer)              May 7, 1997
Robert W. Burgess, George S. Dotson,
W. H. Helmerich, III, Hans Helmerich
     and William J. Morrissey)

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